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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Excel Realty Trust, Inc. and subsidiaries on Form S-3 of our report dated February 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our Firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.



San Diego, California
February 4, 1997